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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Carbo Ceramics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CODE OF BUSINESS CONDUCT AND ETHICS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT AND SEPARATION AGREEMENTS
EQUITY COMPENSATION PLAN INFORMATION
DIRECTORS’ FEES
APPROVAL OF AMENDMENTS TO THE 2004 CARBO CERAMICS INC. LONG-TERM INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCK PERFORMANCE GRAPH
OTHER MATTERS
ANNEX A

CARBO CERAMICS INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Shareholders of CARBO Ceramics Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of CARBO Ceramics Inc. will be held Tuesday, April 18, 2006, at 9:00 A.M. local time, at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas, for the following purposes:
     1. To elect seven Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2007 Annual Meeting.
     2. To approve certain amendments to the CARBO Ceramics Inc. 2004 Long-Term Incentive Plan primarily to permit non-employee Directors to receive grants under such Plan (as more fully described on page 19 of the accompanying proxy statement).
     3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
     4. To transact such other business as may properly be brought before the meeting.
     Shareholders of record at the close of business on February 17, 2006, are the only shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

By Order of the Board of Directors,

Ann J. Bruder
Corporate Secretary
March 17, 2006
IMPORTANT
Whether or not you expect to attend the meeting, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

CARBO CERAMICS INC.
6565 MacArthur Boulevard
Suite 1050
Irving, Texas 75039
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed Proxy is solicited on behalf of the Board of Directors of CARBO Ceramics Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held April 18, 2006, at 9:00 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas.
The Company’s principal executive offices are located at 6565 MacArthur Boulevard, Suite 1050, Irving, Texas 75039. The telephone number at that address is (972) 401-0090.
Most shareholders (including participants in the Company stock fund in the Company’s Savings and Profit Sharing Plan) have a choice of granting their proxies over the internet or by using a traditional proxy card. Refer to your proxy or voting instruction card to see which options are available to you and how to use them. The internet voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.
The cost of preparing, assembling and mailing the proxy material, and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company intends to solicit proxies only by use of the postal mail and telephonic and internet voting; however, certain employees of the Company, without additional compensation, may use personal efforts, by telephone or otherwise, to obtain proxies. These proxy solicitation materials are being mailed on or about March 17, 2006, to all shareholders entitled to vote at the Annual Meeting.
A shareholder giving a proxy pursuant to this solicitation (including via telephone or via the internet) may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a valid proxy (including via telephone or via the internet) bearing a later date or by attending the Annual Meeting and voting in person.
Deadline for Receipt of Shareholder Proposals
Proposals of shareholders of the Company that are intended to be presented at the Company’s 2007 Annual Meeting must be received by the Secretary of the Company no later than November 17, 2006, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.
Record Date, Shares Outstanding and Voting
Only shareholders of record at the close of business on February 17, 2006, are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 24,321,412 shares of the Company’s Common Stock were issued and outstanding and entitled to be voted at the meeting.
Numbers of shares and stock prices provided in this section and throughout this proxy statement give effect to the Company’s dividend in the form of a 3 for 2 stock split effected on August 19, 2005.
Every shareholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of Directors. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR all Director nominees, FOR the approval of the proposed amendments to the 2004 CARBO Ceramics Inc. Long-Term Incentive Plan (the “Incentive Plan”), and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each Director nominee. The affirmative vote of holders of a majority of all the shares of Common Stock voted with respect to the proposed amendments to the Incentive Plan is required for their approval; provided that the total number of votes cast with respect to such approval must represent over 50% of the shares of the Company’s Common Stock outstanding on the record date. New York Stock Exchange (“NYSE”) rules prohibit brokers from voting on the proposed amendments to the Incentive Plan without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” Pursuant to the NYSE rules, with respect to the approval of the proposed amendments to the Incentive Plan, abstentions will count as votes cast and will have the same effect as votes “against” the proposed amendments to the Incentive Plan and broker non-votes will not be treated as votes cast.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists as of February 17, 2006, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

	Shares Beneficially
Name and Address	Owned
of Beneficial Owner	Number	Percent
William C. Morris (1)	3,230,424	13.3%
100 Park Avenue New York, New York 10017

Lewis L. Glucksman (2)	1,515,000	6.2%
Two Fifth Avenue, Apt. 16D/E New York, New York 10011

Capital Research and Management Company (3)	1,370,880	5.6%
333 South Hope Street Los Angeles, California 90071

Kayne Anderson Rudnick Investment Management, LLC (4)	1,215,852	5.0%
1800 Avenue of the Stars, Second Floor Los Angeles, California 90067

Neuberger Berman, Inc. (5)	2,740,041	11.3%
605 Third Avenue New York, New York 10158

New Amsterdam Partners, LLC (6)	1,234,507	5.1%
475 Park Avenue South (20th Floor) New York, New York 10016

(1)	Shares shown as beneficially owned by Mr. Morris include 33,174 shares of Common Stock owned by certain charitable foundations as to which Mr. Morris disclaims any beneficial ownership.

(2)	Shares shown as beneficially owned by Mr. Glucksman include 135,000 shares of Common Stock owned by Mr. Glucksman’s wife as to which Mr. Glucksman disclaims any beneficial ownership.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”), as of December 31, 2005, Capital Research and Management Company reported sole voting and dispositive power as to 1,370,880 shares.

(4)	Based on a Schedule 13G filed with the SEC, as of December 31, 2005, Kayne Anderson Rudnick Investment Management, LLC reported sole voting and dispositive power as to 1,215,852 shares.

(5)	Based on a Schedule 13G filed with the SEC, as of December 31, 2005, Neuberger Berman, Inc. reported sole voting power as to 101,553 shares, and reported shared voting power as to 1,776,772 shares and shared dispositive power as to 2,740,041 shares with Neuberger Berman, LLC, Neuberger Berman Management, Inc. and Neuberger Berman Equity Funds.

(6)	Based on a Schedule 13G filed with the SEC, as of December 31, 2005, New Amsterdam Partners, LLC reported sole voting power as to 777,102 shares and sole dispositive power as to 1,234,507 shares.

The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each of the current Directors and named executive officers, and by all Directors and named executive officers as a group, as of March 1, 2006. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

			Percent of
	Amount and Nature of		Common
	Beneficial Ownership		Stock
	Currently	Acquirable	Beneficially
	Owned	within 60 days	Owned
Directors
Claude E. Cooke, Jr.	2,250	0	*
Chad C. Deaton	750	0	*
H. E. Lentz, Jr. (1)	6,000	0	*
William C. Morris (2)	3,230,424	0	13.3%
John J. Murphy	5,250	0	*
Jesse P. Orsini	75,000	0	*
Robert S. Rubin	748,350	0	3.1%

Other Named Executive Officers
Mark L. Edmunds	3,515	19,415	*
C. Mark Pearson (3)	34,929	0	*
Paul G. Vitek	5,840	34,455	*
Christopher A. Wright	80,619	45,640	*

Directors and Named Executive Officers as a Group (11 persons) (1)(2)(3)	4,192,927	99,510	17.6%

*	Less than 1% of total shares outstanding.

(1)	Shares shown as beneficially owned by Mr. Lentz are held jointly by Mr. Lentz and his wife, with whom Mr. Lentz shares voting and dispositive power.

(2)	Shares shown as beneficially owned by Mr. Morris include 33,174 shares of Common Stock owned by certain charitable foundations as to which Mr. Morris disclaims any beneficial ownership.

(3)	Dr. Pearson resigned as President, Chief Executive Officer and Director on December 2, 2005.
ELECTION OF DIRECTORS
Nominees. A board of seven Directors is to be elected at the meeting. Each Director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee is set forth on the following page.

	Business Experience
	During Past 5 Years and	Director
Name (Age)	Other Information	Since
William C. Morris (67)	Mr. Morris currently serves as Chairman of the Board of the Company. He is also Chairman of the Board of Directors of J. & W. Seligman & Co. Incorporated (a New York-based investment advisory firm); Chairman of the Board of Tri-Continental Corporation; and Chairman of each of the investment companies in the Seligman Group of Funds.	1987

Dr. Claude E. Cooke, Jr. (76)	Dr. Cooke is an independent practitioner of intellectual property law in Conroe, Texas. In December 2005, he retired from his position as Of Counsel to Baker Botts LLP (a Houston-based law firm), a position he had held since 1997. He was a Partner with the law firm Hutcheson & Grundy LLP from 1996 to 1997 and Of Counsel with the law firm Pravel, Hewitt, Kimball & Krieger from 1990 to 1996. Dr. Cooke was employed by Exxon Production Research Company from 1954 to 1986, and is the inventor of sintered bauxite, the original ceramic proppant.	1996

Chad C. Deaton (53)	Since October 2004, Mr. Deaton has served as Chairman of the Board and Chief Executive Officer of Baker Hughes, Inc. (a Houston-based oilfield services company). From August 2002 to October 2004, he served as President, Chief Executive Officer, and a Director of the Hanover Compressor Company (a Houston-based natural gas compression package supplier). Mr. Deaton was a Senior Advisor to Schlumberger Oilfield Services from 1999 to 2001. Mr. Deaton was employed in a variety of positions by Schlumberger Oilfield Services and/or its affiliates from 1976 through 1999, including as Executive Vice President of Schlumberger Oilfield Services from 1998 to 1999.	2004

H. E. Lentz, Jr. (61)	Since January 2004, Mr. Lentz has served as an Advisory Director to Lehman Brothers Inc. (a New York-based investment banking firm) (“Lehman”). Mr. Lentz was a consultant to Lehman from January 2003 to December 2003 and a Managing Director of Lehman and a Principal in its Merchant Banking Group from 1998 to 2002. Mr. Lentz is a Director of Rowan Companies, Inc. and Peabody Energy Corporation.	2003

John J. Murphy (74)	Mr. Murphy is a Director of W.R. Grace & Co. and ShawCor Ltd. Mr. Murphy was Chairman of the Board of Dresser Industries, Inc. (a provider of energy services and products) in 1996. He served as Chairman and Chief Executive Officer of Dresser Industries, Inc. from 1983 to 1995 and was President of Dresser Industries, Inc. from 1982 to 1992.	1996

Jesse P. Orsini (65)	On December 2, 2005, the Board of Directors elected Mr. Orsini to serve as President and Chief Executive Officer and a Director of the Company. Mr. Orsini previously served as President and Chief Executive Officer of the Company from 1978 to 2001, and as a Director of the Company from 1987 to 2003. Mr. Orsini also serves as a Director of Unifrax Corporation.	2005

Robert S. Rubin (74)	Mr. Rubin has served as a Senior Vice President of JPMorgan Chase & Co. (a New York-based financial holding company) and a predecessor firm since 2001. Mr. Rubin was a Managing Director of Salomon Smith Barney (an investment banking firm) and predecessor firms from 1989 to 2001.	1997

The Board of Directors has determined that each of the following Directors is independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE:
William C. Morris
Dr. Claude E. Cooke, Jr.
Chad C. Deaton
H. E. Lentz, Jr.
John J. Murphy
Robert S. Rubin
The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the NYSE. In conducting this evaluation, the Board considered transactions and relationships between each Director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such Director nominee is independent. Based upon that evaluation, the Board determined that Messrs. Morris, Cooke, Deaton, Lentz, Murphy and Rubin have no material relationship with the Company and, thus, are independent. In determining the independence of Mr. Deaton, the Board specifically considered his employment as Chairman of the Board and Chief Executive Officer of Baker Hughes, Inc. and Baker Hughes, Inc.’s status as a customer of the Company and concluded that such employment was not inconsistent with a determination that Mr. Deaton is independent. In determining the independence of Mr. Lentz, the Board specifically considered his employment as an Advisory Director to Lehman and Lehman’s ongoing provision of brokerage services to the Company, and concluded that such employment was not inconsistent with a determination that Mr. Lentz is independent.
Please see the Company’s Annual Report on Form 10-K for information about the Company’s executive officers.
Interested parties may contact the Board of Directors, or the non-management Directors as a group, at the following address:
Board of Directors
Or
Non-Management Directors
c/o CARBO Ceramics Inc.
6565 MacArthur Boulevard
Suite 1050
Irving, Texas 75039
Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Procedures for Unsolicited Communications, as approved by the Nominating and Corporate Governance Committee of the Board of Directors on July 12, 2004. Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate Committee chairman and may also be sent, as appropriate, to the Company’s Chief Compliance Officer.
COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE
The Board of Directors met seven times during the last fiscal year. Each Director attended at least 75% of all meetings of the Board of Directors and the Committees of which such Director is a member. Although there is no formal policy as to Director attendance at the Annual Meeting of Shareholders, all Directors attended the 2005 Annual Meeting of Shareholders, and all are anticipated to attend the 2006 Annual Meeting as well.
The Board of Directors has an Audit Committee comprised of five members, and Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised of six members. The charters of each of these committees and the Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o Corporate Secretary, 6565 MacArthur Blvd., Suite 1050, Irving, Texas 75039. The Board of Directors votes annually on the membership and chairmanship of all Committees.

The Audit Committee consists of Robert S. Rubin (Chairman), Dr. Claude E. Cooke, Jr., Chad C. Deaton, H. E. Lentz, Jr., and John J. Murphy. The Committee met nine times during the last fiscal year. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board of Directors has also determined that Robert S. Rubin meets the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure, and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent registered public accounting firm to determine their compatibility with its independence. The Audit Committee reviews the independent registered public accounting firm’s performance, qualification, and quality control procedures, and establishes policies for: (i) the pre-approval of audit and permitted non-audit services by the independent registered public accounting firm; (ii) the hiring of former employees of the independent registered public accounting firm; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters. The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal controls over financial reporting, and the processes supporting the certifications of the Chief Executive Officer and Chief Financial Officer. It also reviews with management and the Company’s independent registered public accounting firm the Company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Audit Committee reviews the Company’s compliance with the Code of Business Conduct and Ethics as well as other legal and regulatory matters. In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company; (ii) retain outside legal, accounting or other consultants to advise the Committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal auditor, internal audit service providers or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
The Compensation Committee consists of John J. Murphy (Chairman), Dr. Claude E. Cooke, Jr., Chad C. Deaton, H. E. Lentz, Jr., William C. Morris and Robert S. Rubin. The Committee met four times during the last fiscal year. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee (i) establishes policies relating to the compensation of the non-employee Directors, executive officers and key management employees of the Company; (ii) reviews and approves the compensation of the non-employee Directors, executive officers and the President and Chief Executive Officer; (iii) reviews and approves the President and Chief Executive Officer’s recommendations with respect to incentive compensation awards for non-executive employees; and (iv) oversees the administration of the Company’s restricted stock and stock option plans. The Compensation Committee also evaluates and approves post-service arrangements with management, appoints and monitors named fiduciaries for the Company’s employee benefit plans and establishes and reviews periodically the Company’s perquisite policies for management and Directors. In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any outside consultant to assist in determining appropriate compensation levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such consultant. In addition, the Committee has full access to any relevant records of the Company and may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Committee.
The Nominating and Corporate Governance Committee consists of William C. Morris (Chairman), Dr. Claude E. Cooke, Jr., Chad C. Deaton, H. E. Lentz, Jr., John J. Murphy and Robert S. Rubin. The Committee met twice during the last fiscal year. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee establishes the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board of Directors and its Committees, including their oversight of management and consultations with management. The Committee also advises the Board of Directors with respect to the charter, structure, and operation of each Committee of the Board of Directors. The Nominating and Corporate Governance Committee oversees the evaluation of the Board of Directors and senior executives of the Company, and reviews Company succession planning periodically. The Committee has full access to any relevant records of the Company and may retain outside consultants to advise it. The Committee has the ultimate authority and responsibility to engage or terminate any outside consultant to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultant to, the Committee.

The Company’s Board of Directors has charged the Nominating and Corporate Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting of Shareholders, including the recommendation of nominees to fill any vacancies on the Board of Directors. The Nominating and Corporate Governance Committee considers Director candidates suggested by its members, other Directors, senior management and shareholders. Shareholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Corporate Governance Committee of the Board of Directors of CARBO Ceramics Inc., 6565 MacArthur Boulevard, Suite 1050, Irving, Texas, 75039. To assist it in identifying Director candidates, the Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing “background reviews” of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board of Directors is then seeking. In 2005, the Board of Directors did not retain any search firms or other advisors. In January 2006, in accordance with the Committee’s recommendation, the Board authorized management to retain the search firm of Russell Reynolds Associates to assist the Board in identifying individuals qualified to fill the role of the President, Chief Executive Officer and a Director.
All Director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards). The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board of Directors and the Company, the Nominating and Corporate Governance Committee considers the qualifications of sitting Directors and consults with other members of the Board of Directors (including as part of the Board’s annual self-evaluation), the Chief Executive Officer, and other members of senior management and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board of Directors and its various committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Committee, which may include (at the Committee’s direction) interviews by the Chairman of the Board of Directors, other Directors, the Chief Executive Officer and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations.
The members of the Nominating and Corporate Governance Committee constitute all of the non-management Directors on the Company’s Board of Directors. As the Chairman of the Nominating and Corporate Governance Committee, William C. Morris serves as the presiding Director for non-management executive sessions of these Directors.
REPORT OF THE AUDIT COMMITTEE
The Committee met nine times during the last fiscal year. The Committee reviewed with management and the independent registered public accounting firm the interim financial information included in the March 31, June 30, and September 30, 2005 Quarterly Reports on Form 10-Q prior to their filing with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release.
Consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” the Company’s independent registered public accounting firm provided the Committee a written statement describing all the relationships between it and the Company that might bear on its independence. The Committee also discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Committee reviewed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters appropriate for discussion with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm its independence from management and the Company and considered the compatibility of non-audit services with its independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Committee and the Board have also approved, subject to shareholders’ ratification, the selection of the Company’s independent registered public accounting firm.
This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CARBO Ceramics Inc. Audit Committee

Robert S. Rubin, Chairman
Dr. Claude E. Cooke, Jr.
Chad C. Deaton
H. E. Lentz, Jr.
John J. Murphy

March 7, 2006
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Compensation Policy. The goal of the Company’s compensation policy is to ensure that executive compensation is related to and supports the Company’s overall objectives of improving profitability and enhancing shareholder value. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:
•	Provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

•	Relate compensation to the performance of the Company and the individual; and

•	Align employee objectives with the objectives of shareholders by encouraging executive stock ownership.
Elements of Compensation. The Committee believes that the above objectives are best achieved by combining current and deferred cash compensation with equity based compensation. The Company’s compensation program for executive officers and other key managers consists of (i) base salary; (ii) performance-based current and deferred bonuses based upon individual performance and the Company’s net income before tax; (iii) restricted stock grants under the Incentive Plan and option grants under the Company’s 1996 Stock Option Plan for Key Employees, as amended (the “1996 Option Plan”) and the 1996 Stock Option Plan of Pinnacle Technologies, Inc., as amended and restated as of May 31, 2002 (the “Pinnacle Option Plan,” and together with the 1996 Option Plan, the “Stock Option Plans,” and the Stock Option Plans together with the Incentive Plan, the “Stock Plans”); and (iv) matching and discretionary contributions under the Company’s Savings and Profit Sharing Plan. As of December 31, 2005, only 47,250 shares of Common Stock remained available to be granted under the 1996 Option Plan and 5,400 shares remained available under the Pinnacle Option Plan. It is, therefore, not anticipated that grants under these plans will be a significant element of compensation in the future.

Base Salary. Executives’ base salary levels are reviewed annually to determine whether they are near the median range for persons holding similar positions with companies that are of a similar size and nature and that are also included in the S&P Small Cap 600 Index, Oil and Gas Equipment and Services sub-industry group (“Similar Companies”). It is the goal of the Compensation Committee to set salary ranges for the Company’s executive officers at the 50th percentile when compared to these Similar Companies. The Compensation Committee uses various salary surveys, prepared by independent compensation analysts, to determine the salary level that falls at the 50th percentile. Individual salaries are established within the established base salary range based on individual performance in the most recently completed twelve months, subject, for Mr. Orsini, Dr. Pearson and Mr. Wright, to the floor contemplated in their employment agreements.
Current and Deferred Bonuses. Since the inception of the Company, it has been management’s objective to have a significant portion of key employee compensation be performance-based. In order to achieve this objective, the Company established the CARBO Ceramics Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) in 1987. Upon its formation in 1996, the Compensation Committee reviewed and ratified the Incentive Compensation Plan. The Incentive Compensation Plan was subsequently modified effective January 1, 2004.
The Incentive Compensation Plan provides for incentive payments to key managers based on components of both Company and individual performance. For each plan year, target incentive payments (stated as a percentage of base salary) are determined for each plan participant based on a review and comparison of both internal and external compensation data. A key factor in determining target incentive payments is a comparison of total cash compensation to the 75th percentile of the total cash compensation of the same category of employee in Similar Companies. In addition, a target is established annually for the Company’s net income before tax. Payments to plan participants are calculated based on a formula that takes into consideration the individuals’ performance relative to predetermined performance objectives, as assessed by their immediate supervisors (and subject to second level review), and the Company’s actual performance relative to the net income target. The Compensation Committee has the ultimate authority to establish the Company net income target and individual target incentive payments. In order to enhance the retention of key employees, it is intended that a portion of the amount awarded under the Incentive Compensation Plan be paid on a deferred basis over a three-year period and be subject to forfeiture if the key employee’s employment with the Company ceases for any reason other than death, permanent disability or normal retirement. In 2005, the portion of incentive compensation that was deferred for executive officers, excluding Mr. Orsini, Dr. Pearson and Mr. Wright, was 50 percent. Mr. Wright’s annual bonus is determined in accordance with his employment agreement and is based on Pinnacle’s pre-tax earnings.
Stock Options and Restricted Stock. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided with an opportunity to acquire a proprietary interest in the Company through ownership of the Company’s Common Stock. Accordingly, key employees and executive officers are eligible to participate in the Stock Plans whereby they are granted either restricted shares of the Company’s Common Stock pursuant to the Incentive Plan or options to purchase shares of the Company’s Common Stock in the future at a price that is specified at the time of the grant pursuant to the Stock Option Plans.
Individual grants under the Incentive Plan are determined based on individual and Company performance. The Compensation Committee will only grant awards in a calendar year if the Company’s net income in the immediately preceding calendar year was greater than zero, other than inducement awards granted to persons who become employees of the Company during such calendar year. Stock options have been granted in the past pursuant to the Stock Option Plans with an exercise price of no less than the fair market value on the date of the grant and exercisable in four equal consecutive annual installments beginning one year after the date of the grant. Individual stock option grants were determined in the past based on individual and Company performance, and have historically not been granted on a set periodic schedule.
CEO Compensation. Dr. C. Mark Pearson was appointed to the position of President and Chief Executive Officer of the Company effective April 10, 2001, and resigned from this position on December 2, 2005. Dr. Pearson’s compensation package was designed to encourage short and long-term performance in line with shareholder interests. Dr. Pearson had an employment agreement with the Company that terminated upon his resignation. Under the terms of the agreement, Dr. Pearson received an annual base salary of not less than $200,000 per year and an incentive bonus based on earnings before interest income and expense, and taxes generated by the Company, as set forth in his employment agreement. In light of the employment agreement between the Company and Dr. Pearson, none of the incentive bonus earned under the terms of the agreement was deferred. The Compensation Committee believes that Dr. Pearson’s total compensation (inclusive of salary, annual bonus and equity grants) was reflective of his position and responsibility and that he was paid comparably to chief executive officers of Similar Companies. The terms of Dr. Pearson’s separation agreement were guided by the circumstances of his resignation. Dr. Pearson retained vested cash and equity compensation, which was reflective of his historical service to the Company; but forfeited all unvested cash and equity compensation as a result of his resignation. In addition, Dr. Pearson’s accrued 2005 bonus compensation was prorated to reflect his length of service during fiscal year 2005.
Jesse P. Orsini was appointed to the position of President and Chief Executive Officer of the Company effective December 2, 2005, to serve until his successor is elected. Mr. Orsini’s compensation was designed to fairly compensate him for his interim service to the Company. Under the terms of the agreement, Mr. Orsini will receive a monthly salary of $75,000 for a minimum of six months.

Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m), and the regulations thereunder, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s most highly compensated officers. Section 162(m) does not however, disallow a deduction for qualified “performance-based compensation,” the material terms of which are disclosed to and approved by shareholders. The Company’s policy is to carefully monitor the potential impact of Section 162(m) on the tax deductibility of executive compensation, and to pay executive compensation that may not be deductible if it believes it is necessary and appropriate in light of the Company’s compensation objectives and in the interests of the Company and its shareholders.

CARBO Ceramics Inc. Compensation Committee

John J. Murphy, Chairman
Dr. Claude E. Cooke, Jr.
Chad C. Deaton
H. E. Lentz, Jr.
William C. Morris
Robert S. Rubin

March 7, 2006
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o Chief Corporate Counsel, 6565 MacArthur Blvd., Suite 1050, Irving, Texas 75039. The Company will also post on its website any waiver under the Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2005.

EXECUTIVE COMPENSATION
The following table sets forth certain information concerning annual compensation for all persons serving as the Company’s Chief Executive Officer during the year ended December 31, 2005, and other executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 2005 (collectively, the “named executive officers”).
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
					Number of	All
				Restricted	Securities	Other
	Annual Compensation			Stock	Underlying	Compen-
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Options	sation(3)

Jesse P. Orsini, President	2005	$75,000	$—	$—	—	$—
and Chief Executive Officer(4)

C. Mark Pearson, Former President	2005	287,164	554,999	183,429	—	5,250
and Chief Executive Officer(5)	2004	261,250	556,520	183,786	—	19,617
	2003	220,000	359,210	—	—	18,322
Paul G. Vitek, Senior Vice President of	2005	175,000	172,463	87,249	—	19,041
Finance & Administration and	2004	173,750	211,106	87,547	—	19,617
Chief Financial Officer	2003	170,000	182,000	—	—	18,322

Mark L. Edmunds, Vice President of	2005	168,750	164,236	82,440	—	19,041
Operations	2004	163,250	187,329	82,580	—	19,617
	2003	158,000	140,000	—	15,000	18,322
Christopher A. Wright, President of	2005	166,000	81,344	79,349	—	13,994
Pinnacle Technologies, Inc., Vice	2004	158,000	99,262	79,475	—	14,795
President of CARBO Ceramics Inc.	2003	150,000	80,040	—	—	9,607

(1)	For Messrs. Vitek and Edmunds, the bonus amount for each year includes amounts of such bonus deferred under the Company’s Incentive Compensation Plan, which are payable in equal annual amounts over a consecutive three-year period, and may be forfeited to the Company under certain circumstances. The deferred portion of the bonus for Messrs. Vitek and Edmunds was $86,231 and $82,118, respectively, for 2005; $105,553 and $93,665, respectively, for 2004; and $95,000 and $85,000, respectively, for 2003. $14,000 of Mr. Wright’s bonus for 2003 was deferred under the same terms as the foregoing executive officers’ deferred bonuses.

(2)	Amounts granted for 2005 represent the dollar value of 4,005, 1,905, 1,800, and 1,732 shares of restricted stock awarded in 2005 to Dr. Pearson and Messrs. Vitek, Edmunds and Wright, respectively, pursuant to the Incentive Plan, based on the closing price of the Company’s Common Stock on the date of grant (January 18, 2005) of $45.80 per share. Amounts granted for 2004 represent the dollar value of 4,440, 2,115, 1,995, and 1,920 shares of restricted stock awarded in 2004 to Dr. Pearson and Messrs. Vitek, Edmunds, and Wright, respectively, pursuant to the Incentive Plan, based on the closing price of the Company’s Common Stock on the date of grant (April 14, 2004) of $41.39 per share. Dr. Pearson forfeited all of his unvested shares of restricted stock in connection with his resignation on December 2, 2005 (a total of 6,966 shares), and therefore held no shares of restricted stock as of December 31, 2005. As of December 31, 2005, Mr. Vitek held 4,020 shares of restricted stock valued at $227,210; Mr. Edmunds held 3,795 shares of restricted stock valued at $214,493; and Mr. Wright held 3,652 shares of restricted stock valued at $206,411, in each case, based on the closing market price of the Company’s Common Stock on December 31, 2005, of $56.52 per share. Shares of restricted stock granted pursuant to the Incentive Plan are subject to transfer restrictions and forfeiture during the three-year period following the grant. Generally, one-third of the shares subject to each award will vest (i.e., will no longer be subject to transfer restrictions or forfeiture) on each of the first three anniversaries of the grant date. Generally, awards that have not vested will be forfeited upon any termination of employment other than termination due to death or disability, in which case the awards will continue to vest for one additional year following such termination as if the officer were still employed. The officers may not vote any restricted shares while such shares are subject to forfeiture. To encourage officers to retain their ownership of the Company’s stock, the Compensation Committee may provide (and has so provided in the grants reported above) that officers’ restricted shares will continue to be subject to transfer restrictions for an additional two-year period, except that if an officer’s employment terminates prior to the end of such two-year period, the shares will cease to be subject to transfer restrictions at the time of termination. All shares of restricted stock will vest upon a change of control of the Company. Dividends are paid currently with respect to shares of restricted stock granted pursuant to the Incentive Plan.

(3)	Consists of Company contributions to the Company’s Savings and Profit Sharing Plan.

(4)	Mr. Orsini became President and Chief Executive Officer effective December 2, 2005, and his salary reflected in the table was solely for the month of December.

(5)	Dr. Pearson resigned as President and Chief Executive Officer on December 2, 2005.

The following table sets forth certain information concerning options exercised during 2005 and presents the value of unexercised options held by the named executive officers at December 31, 2005. No options were granted in 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options At Fiscal Year-End		At Fiscal Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jesse P. Orsini	—	$—	—	—	$—	$—

C. Mark Pearson	168,000	6,440,975	—	—	—	—

Paul G. Vitek	11,250	409,815	33,750	—	1,130,861	—

Mark L. Edmunds	18,750	609,839	—	22,500	—	684,893

Christopher A. Wright	—	—	45,000	15,000	1,541,385	513,795

(1)	In-the-Money Options are those for which the 2005 year-end market price of the underlying shares of Common Stock exceeded the exercise price of the option. The value of the In-the-Money Options is the difference between the market price (determined on the basis of the closing sale price as reported by the NYSE on the last business day of 2005) of the Common Stock ($56.52 per share) and the exercise price of the option multiplied by the number of shares underlying the option.
EMPLOYMENT AND SEPARATION AGREEMENTS
Pearson Agreements. The Company had an employment agreement with Dr. Pearson pursuant to which Dr. Pearson was employed as President and Chief Executive Officer of the Company. During the term of this agreement, Dr. Pearson received an annual base salary of not less than $200,000, and an incentive bonus for each fiscal year equal to the sum of (a) 0.5% of the Company’s earnings before interest income and expense, and taxes for such fiscal year (“EBIT”) up to $20,000,000 plus (b) 1.0% of EBIT in excess of $20,000,000. Dr. Pearson was also entitled to continue to participate in all benefit plans available to other executive officers of the Company during the employment term, other than the Company’s Incentive Compensation Plan.
In connection with the resignation of Dr. Pearson as President, Chief Executive Officer and a Director of CARBO Ceramics Inc. on December 2, 2005, the Company and Dr. Pearson executed a separation agreement setting forth the terms and conditions of Dr. Pearson’s separation from service with the Company (the “Separation Agreement”). The Separation Agreement superseded Dr. Pearson’s employment agreement with the Company. Under the terms of the Separation Agreement, Dr. Pearson was entitled to (a) payment of his accrued but unpaid base salary, unused vacation and reimbursement of business expenses as of December 2, 2005; (b) payment, as soon as practicable after the completion of the audited financial statements and determinations of the Company’s EBIT for the 2005 fiscal year, of a pro rata portion (through December 2, 2005) of his 2005 incentive bonus (calculated in accordance with the terms of his employment agreement set forth in the immediately preceding paragraph); and (c) exercise his vested outstanding options for a period of thirty days after December 2, 2005, at which time they expired. All unvested awards of restricted stock held by Dr. Pearson were immediately forfeited and cancelled effective as of December 2, 2005. Under the terms of the Separation Agreement, Dr. Pearson also agreed to render to the Company such consulting services, at the rate of $325.00 per hour, as the Company may from time to time reasonably request for the period commencing on December 2, 2005, and ending on June 30, 2006.
Pursuant to the Separation Agreement, Dr. Pearson agreed to non-disclosure and non-disparagement covenants (each unlimited by time), as well as a two-year non-competition covenant and a one-year non-solicitation covenant. Dr. Pearson also agreed to a release of any claims against the Company for matters occurring prior to the execution of the Separation Agreement.
Orsini Agreement. The Company entered into a letter agreement effective December 2, 2005, with Mr. Orsini, its President and Chief Executive Officer, setting forth the significant terms of Mr. Orsini’s employment with the Company. The agreement provides that the Company will pay him a salary of $75,000 per month (payable in accordance with the Company’s normal payroll practices) and expects such payments to continue for a minimum of six months (unless Mr. Orsini is unwilling to continue serving as President and Chief Executive Officer). At the end of six months, his employment term will be extended automatically for successive one-month periods, at the rate of $75,000 per month, unless one month’s notice is given by either party.

Wright Agreement. The Company has entered into an employment agreement with Christopher A. Wright, dated May 21, 2002, pursuant to which Mr. Wright is employed as Vice President of the Company and President of Pinnacle Technologies, Inc. The agreement runs through May 31, 2007, unless the Company or Mr. Wright terminates his employment earlier. During the term of this agreement, Mr. Wright receives an annual base salary of not less than $150,000, and is eligible to receive an incentive bonus for each fiscal year equal to 3% of Pinnacle’s pre-tax earnings up to $5,000,000. Mr. Wright is entitled to three weeks of vacation per year, subject to the Company’s applicable policies. In addition, Mr. Wright was granted options to purchase 60,000 shares of the Company’s Common Stock under the Company’s 1996 Stock Option Plan for Key Employees as of the effective date of the Pinnacle transaction. In the event Mr. Wright’s employment is terminated, Mr. Wright will receive his earned but unpaid base salary, earned but unused vacation, and any un-reimbursed expenses. The employment agreement also contains a twelve-month non-solicitation covenant (with regard to employees, suppliers and clients) that would become effective upon termination of Mr. Wright’s employment for any reason.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2005, about the Company’s Common Stock that may be issued upon the exercise of outstanding options under the Stock Option Plans and that are available for grants of restricted shares under the Incentive Plan.

Number of securities
	Number of				remaining
	securities		Weighted-		available for future
	to be issued upon		average		issuance
	exercise of		exercise price		under
	outstanding		of outstanding		equity compensation plans
	options,		options,		(excluding securities
	warrants and		warrants and		reflected
Plan Category	rights		rights		in 1st column )
Equity compensation plans approved by security holders	169,500	(1)	$24.27	(1)	354,595	(2)
Equity compensation plans not approved by security holders(3)	121,748		19.22		5,400	(4)
Total	291,248		22.16		359,995

(1)	Includes options issued under the 1996 Option Plan but does not include issued and outstanding restricted shares granted under the Incentive Plan.

(2)	Represents 47,250 shares that may be issued pursuant to options to be granted under the 1996 Option Plan and 307,345 shares that may be granted as restricted shares under the Incentive Plan.

(3)	Includes options issued under the Pinnacle Option Plan, which was assumed by the Company in the acquisition of Pinnacle Technologies, Inc. in May 2002. For additional information about this plan, see Note 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(4)	Represents 5,400 shares that may be issued pursuant to options to be granted under the Pinnacle Option Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
Messrs. Lentz and Deaton each filed a Form 3 after the required filing date.

DIRECTORS’ FEES
Directors who are employees of the Company are not compensated for serving as Directors. Effective January 1, 2006, all Directors who are not employees of the Company are paid $6,250 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any Committee thereof not immediately preceding or following a meeting of the Board of Directors. In addition, if the proposed amendments to the 2004 CARBO Ceramics Inc. Long-Term Incentive Plan are approved by shareholders, each Director will receive a grant of 2,000 shares of restricted stock in April 2006. The terms of this grant are more fully described below. In addition to their compensation as Directors, the Chairmen of the Audit and Compensation Committees each receive $10,000 annually as compensation for their service as Chairmen of these committees. In addition to his compensation as a Director, the Chairman of the Board of Directors receives $20,000 annually, paid in equal quarterly installments, as compensation for his service as Chairman of the Board. All Directors are reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its committees and otherwise in performing their duties as Directors. On December 19, 2005, the Board of Directors adopted the Deferred Compensation Plan for Directors (the “Deferral Plan”). Under the terms of the Deferral Plan, Directors are allowed to defer their annual cash compensation otherwise payable in a given fiscal year and to receive such fees instead in the form of shares of the Company’s Common Stock on the later of a date certain chosen by the Director or the cessation of the Director’s service on the Board, either in a lump sum or in installment payments. Under the Deferral Plan, Directors may receive such shares early in the event of certain changes in control of the Company or termination of the Deferral Plan. The Deferral Plan requires each Director who wishes to defer compensation for any fiscal year (starting with the 2006 fiscal year) to have notified the Company in writing prior to December 31 of the immediately preceding fiscal year. Three Directors elected to defer their 2006 compensation.
APPROVAL OF AMENDMENTS TO THE 2004 CARBO CERAMICS INC. LONG-TERM INCENTIVE PLAN
General. On April 13, 2004, shareholders approved the Incentive Plan. The purpose of the Incentive Plan is to provide the Company with the means to attract and retain highly qualified key employees, as well as to align the interests of the Company’s employees and shareholders by encouraging employees to acquire or increase their equity interest in the Company, and to relate compensation to the performance goals of the Company through the grant of restricted stock. On January 18, 2006, the Board of Directors adopted amendments to the Incentive Plan (“Amendments”), subject to the approval of the Company’s shareholders. The purposes of the Amendments are to:
•	permit grants of restricted stock to non-employee Directors under the Incentive Plan;

•	adjust the effect of a participant’s retirement on grants under the Incentive Plan; and

•	clarify certain administrative features of the Incentive Plan.
As of March 1, 2006, approximately 80 employees were and (upon approval of shareholders) 6 non-employee Directors will be eligible to participate in the Incentive Plan, as proposed to be amended. The closing per share price on NYSE of a share of the Company’s Common Stock on March 1, 2006, was $55.87. The Amendments will become effective only upon approval by the Company’s shareholders and, if so approved, will become effective on the date of such approval. In addition, if the Amendments are approved by the Company’s shareholders, each non-employee Director will be required to hold a minimum of 2,000 shares of the Company’s Common Stock during his tenure as Director.
Summary of the Amendments and the Incentive Plan. The following summary of the Amendments and the Incentive Plan is qualified in its entirety by reference to the copy of the Amendments attached hereto as Annex A and the copy of the Incentive Plan filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2005.
Incentive Plan. Under the Incentive Plan, the Compensation Committee may grant restricted stock awards with respect to a number of shares of Common Stock of the Company that in the aggregate does not exceed 375,000 shares, plus (i) the number of shares with respect to which awards of restricted shares previously granted thereunder have been forfeited by the employee back to the Company; and (ii) the number of shares subject to awards that are withheld by the Company or tendered by the participant to the Company to satisfy tax withholding obligations in connection with such awards. No more than 75,000 shares of restricted stock may be granted to any single employee pursuant to the Incentive Plan. Shares issued under the Incentive Plan may be either newly issued shares or treasury shares, as determined by the Compensation Committee. In the event of any change in the capitalization of the Company or in the event of any corporate change involving the Company, the Compensation Committee may adjust the share limitations described above and/or the type of securities available for grant under the Incentive Plan, as well as the number and/or the type of securities underlying outstanding awards, as it considers appropriate in order to prevent dilution or enlargement of rights.
The Compensation Committee is authorized to grant awards, designating both the employees of the Company or its affiliates who will be granted the awards and the number of shares underlying such awards from time to time, except that no grants will be made in a calendar year if the Company’s net income in the immediately preceding calendar year was not positive (as determined in accordance with U.S. GAAP, and as reflected in the Company’s audited financial statements for such preceding year), other than inducement awards granted to persons who are becoming employees during such calendar year.

Generally, shares granted pursuant to awards under the Incentive Plan are subject to transfer restrictions (i.e., may not be transferred, pledged, assigned or otherwise encumbered) and to forfeiture during the three-year period following grant; provided, that one-third of such shares vest (i.e., cease to be subject to the transfer restrictions and cease to be subject to forfeiture) on each of the first three anniversaries of the grant date. With respect to officers, however, the Compensation Committee may provide that the shares will continue to be subject to transfer restrictions for an additional two-year period, except that if the participant’s employment terminates prior to the end of such two-year period, the shares will cease to be subject to transfer restrictions at the time of such termination. If a participant fails to comply with the transfer restrictions for this additional two-year period, any awards held by such participant which are then subject to forfeiture will be forfeited and the Compensation Committee may take whatever other action it deems appropriate, including not making any additional grants of awards under the Incentive Plan to such participant. Generally, awards that have not vested will be forfeited upon any termination of employment except for a termination of employment due to death or disability, in which case the awards will continue to vest for one additional year following such termination as if the participant were still employed. Upon a change in control of the Company, awards will immediately vest. In addition, the Compensation Committee may, in its discretion, accelerate the date on which any award granted under the Incentive Plan ceases to be subject to transfer restrictions and/or ceases to be subject to forfeiture.
A participant will generally have all the rights of a shareholder with respect to the shares underlying an award except that such participant shall have no voting rights prior to the date that such shares cease to be forfeitable.
The Board of Directors may amend, modify, or terminate the Incentive Plan at any time, except that the participant’s consent will be required if such amendment, modification or termination reduces any participant’s award or otherwise materially affects the rights of such participant. No award will be granted under the Incentive Plan after April 13, 2009.
Amendments
Inclusion of Non-Employee Directors in the Incentive Plan. The Amendments would provide for a grant of 2,000 shares of restricted stock to each of the current non-employee Directors of the Company on the date that shareholders approve the Amendments and to each future non-employee Director of the Company on the first day he or she is elected or appointed as a Director. Unlike grants to employees, these grants would occur regardless of the Company’s net income in the immediately preceding calendar year. Otherwise, the grants to the non-employee Directors would be subject to the same vesting provisions as described above for employee grants. As of March 1, 2006, all Directors other than Mr. Orsini were eligible to receive such a grant upon the approval of the Amendments by shareholders.
Retirement Provisions. As described above, upon a termination of employment other than due to death or disability, a participant forfeits any unvested shares of restricted stock. In the case of a termination of employment due to death or disability, such shares continue to vest for one additional year following termination as if the participant were still employed. The Amendments would modify the latter provision to provide that, upon a termination of employment (or with respect to a non-employee Director, service on the Board of Directors) due to death, disability or “retirement,” a participant’s unvested shares would vest on the date of such termination. Under the Amendments, “retirement” is defined as a participant’s voluntary termination of employment or service on the Board of Directors (with the approval of the Board of Directors) at or after age 62 (unless otherwise defined in a participant’s award agreement).
Administrative Adjustments to the Incentive Plan. The Amendments would clarify the definition of Company “Affiliates” and the current payment of dividends on shares of restricted stock. The Amendments also include a savings clause relating to Section 409A of the Internal Revenue Code.
New Plan Benefits. With respect to employees, future awards under the Incentive Plan are not determinable at this time. Any such grant will be in the discretion of the Compensation Committee in accordance with the terms of the Incentive Plan. With respect to non-employee Directors, if the Amendments are approved each of the six current non-employee Directors would receive a grant of 2,000 shares of restricted stock as of the date of the Annual Meeting.
The Board of Directors recommends that the shareholders vote “FOR” approval of the Amendments to the 2004 CARBO Ceramics Inc. Long-Term Incentive Plan.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to ratification by the shareholders, the Audit Committee of the Board of Directors has reappointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Ernst & Young has acted as the Company’s independent registered public accounting firm since its formation in 1987. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit Fees. Ernst & Young’s fees for the Company’s annual audit and review of interim financial statements were $504,471 in 2005 and $483,390 in 2004.
Audit-Related Fees. Ernst & Young’s fees for audit-related services were $33,467 during 2005 and $15,000 during 2004. Audit related services for 2005 and 2004 include fees for employee benefit plan audits.
Tax Fees. Ernst & Young’s fees for tax services were $133,334 during 2005 and $104,082 during 2004. Tax services primarily involve assistance with tax return compliance and consultations regarding foreign tax jurisdictions.
All Other Fees. Ernst & Young’s fees for all other products and services were $125 during 2005 and $2,408 during 2004. These other products and services include various consultation services.
Under the Audit Committee’s Pre-Approval Procedures for Audit and permitted Non-Audit Services, the Chairman of the Audit Committee is allowed to pre-approve audit and non-audit services if such services will commence prior to the next regularly scheduled meeting of the Committee and where the cost of such services in the aggregate will not exceed $50,000. The Committee is then informed of such pre-approval at its next meeting. For 2005, there were no non-audit related services approved in this manner.
The Audit Committee and the Board of Directors recommend the shareholders vote “FOR” such ratification.

STOCK PERFORMANCE GRAPH
The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to CARBO Ceramics Inc. shareholders during the period beginning December 31, 2000, and ending December 31, 2005, as well as an overall stock market index (the S&P 500 Index) and one peer-group index, the S&P Small Cap 600 Index, Oil and Gas Equipment and Services sub-industry group, Source: Standard & Poor’s:
The stock performance graph assumes $100 was invested on December 31, 2000. For CARBO Ceramics Inc., the December 31, 2000 closing price of $24.96 per share (as adjusted to reflect the 3 for 2 split of the Company’s stock in August 2005) was used to establish the value as of December 31, 2000.
OTHER MATTERS
The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

ANNEX A
2004 CARBO CERAMICS INC. LONG-TERM INCENTIVE PLAN
AMENDMENT NUMBER ONE
          Pursuant to Section 12(e) of the 2004 CARBO Ceramics Inc. Long-Term Incentive Plan (the “Plan”), the Plan is amended as follows, effective as of April 18, 2006:
          1. Section 1. Section 1 shall be amended and restated to read in its entirety as follows:
          The purpose of the 2004 CARBO Ceramics Inc. Long-Term Incentive Plan is to attract and retain highly qualified employees and non-employee directors of the Company and reward them for making significant contributions to the success of the Company and to strengthen the alignment of interests between such persons and the Company’s stockholders by providing them with a proprietary interest in the Company.
          2. Section 2. Section 2(a) shall be amended and restated to read in its entirety as follows:
          “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person (it being understood, that a Person shall be deemed to “control” another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding ownership interests in such other Person, through agreements or otherwise).
          3. Section 2. Section 2(k) shall be amended and restated to read in its entirety as follows:
          “Disability” shall mean any physical or mental impairment which qualifies a Participant for (i) disability benefits under any long-term disability plan maintained by the Company or (ii) Social Security disability benefits, or as otherwise determined by the Board. For purposes of this Plan, a Participant’s employment or service on the Board shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy or as otherwise determined by the Board.
          4. Section 2. Section 2(l) shall be amended and restated to read in its entirety as follows:
          “Effective Date” shall mean April 13, 2004.
          5. Section 2. The following definition shall be added as a new Section 2(p) and the former Section 2(p) and all subsequent subsections of Section 2 and all cross-references thereto shall be relettered accordingly:
          “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.
          6. Section 2. Section 2(r) (as newly relettered pursuant to the foregoing) shall be amended and restated to read in its entirety as follows:
               “Participant” shall mean an employee or Non-Employee Director of the Company who is eligible to participate in the Plan and to whom an Award has been granted pursuant to the Plan and, upon his death, his successors, heirs, executors and administrators, as the case may be.
          7. Section 2. The following definition shall be added as a new Section 2(u) and the former Section 2(u) (as newly relettered pursuant to the foregoing) and all subsequent subsections of Section 2 and all cross-references thereto shall be relettered accordingly:
          “Retirement” shall mean, unless otherwise stated by the Committee (or the Board) in an applicable Award Agreement, Participant’s voluntary termination of employment or service on the Board (with the approval of the Board) after achieving 62 years of age.

          8. Section 4. The first paragraph of Section 4 shall be amended and restated to read in its entirety as follows:
          The Plan shall be administered by the Committee. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award granted thereunder and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.
          9. Section 5. Section 5 shall be amended and restated to read in its entirety as follows:
          The persons who shall be eligible to receive Awards pursuant to the Plan shall be such key employees of the Company (including any member of the Board who is also an employee of the Company or any of its Affiliates) who have made or who the Committee believes will make substantial contributions to the management, growth and protection of the business of the Company and Non-Employee Directors.
          10. Section 6. The following shall be added as a new Section 6(a) and the former Section 6(a) and all subsequent subsections of Section 6 and all cross-references thereto shall be relettered accordingly:
          The Committee shall from time to time grant Awards to eligible employees of the Company designating the employees of the Company who shall be granted Awards and the number of Shares underlying such Awards; provided that the Committee shall not grant any Awards in a calendar year if the Company’s net income with respect to the immediately preceding calendar year was not greater than $0 (as determined in accordance with U.S. Generally Accepted Accounting Principles and as reflected in the Company’s audited financial statements for such preceding calendar year), other than inducement Awards granted to persons who are becoming employees of the Company during such calendar year and Awards granted to Non-Employee Directors. In making such grants, the Committee may consider, among other criteria and factors as it determines in its discretion, the recommendations of the President and Chief Executive Officer of CARBO. Each Non-Employee Director shall be granted an Award with respect to 2,000 Shares as of the later of (x) the first day on which he is elected or otherwise appointed to the Board or (y) the date of the annual meeting of stockholders of the Company held in 2006.
          11. Section 6. Section 6(c) (as newly relettered pursuant to the foregoing) shall be amended and restated to read in its entirety as follows:
          Notwithstanding the foregoing, in the event that a Participant’s employment with the Company or service on the Board is terminated prior to the Vesting Date with respect to any of such Participant’s Shares (i) for any reason other than as a result of death, Disability or Retirement, all such Shares shall be forfeited on the date of such termination without payment of any consideration therefor; and (ii) as a result of death, Disability or Retirement, all such Shares shall cease to be subject to the Transfer Restrictions and cease to be forfeitable as of the date of such termination.
          12. Section 8. Section 8 shall be amended and restated to read in its entirety as follows:
          In the event that CARBO declares any ordinary cash dividends or distributions on its Common Stock to its stockholders generally, whether stock or cash dividend or otherwise, the Participants to whom Shares have been awarded (including any Shares held during the Holding Period) shall be entitled to receive such cash dividends or distributions at the same time as stockholders generally. In the event that CARBO declares any ordinary stock dividend, the Participants to whom Shares have been awarded (including any Shares held during the Holding Period shall be entitled to such stock dividends or distribution, provided that such dividends or distributions shall be subject to the provisions of Sections 6(b), (c), (d) and (e) hereof in the same manner as the corresponding Shares to which such dividends or distributions relate and shall be held by the Company or subject to a legend as determined by the Committee to effectuate the purposes of this Plan.

          13. Section 10. Section 10(a) shall be amended and restated to read in its entirety as follows:
          Corporate Changes. In the event of any change in the number of shares of Common Stock outstanding or any change in the capitalization of CARBO by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, extraordinary dividends, whether cash or stock or any other corporate change, the Committee may, in its absolute discretion, make such adjustments to the number and type of securities underlying any outstanding Awards, to the maximum aggregate number of Shares and/or type of securities available for grant (with respect to the entire Plan and with respect to the individual Participant limitation set forth in Section 3 hereof) and to the number and type of securities to be granted to Non-Employee Directors under Section 6(a) hereof, as the Committee may consider appropriate to prevent dilution or enlargement of rights.
          14. Section 12. The following shall be added as a new Section 12(j):
          Code Section 409A. Unless otherwise specifically determined by the Committee, other provisions of the Plan notwithstanding, the terms of any Award, including any authority of the Board or Committee and rights of a Participant with respect to the Award, shall be limited to those terms permitted under Section 409A of the Code and any regulations promulgated thereunder, including any successor provisions and regulations, and including any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service (collectively, “Code Section 409A”), and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A; provided, that for purposes of the foregoing, references to a term or event (including any authority or right of the Board or Committee or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Award to be treated as subject to Code Section 409A.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	To elect seven Directors. The Board of Directors recommends a vote FOR the nominees listed below.
		FOR all nominees listed	WITHHOLD AUTHORITY to vote for all nominees listed
	01 Claude E. Cooke, Jr. 02 Chad C. Deaton 03 H. E. Lentz, Jr. 04 William C. Morris 05 John J. Murphy 06 Jesse P. Orsini 07 Robert S. Rubin	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Exceptions

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify and approve Amendment Number One to the 2004 CARBO Ceramics Inc. Long-Term Incentive Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐

4.	In their discretion to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends that you vote FOR the nominees and proposal listed above. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and proposal.

DATED:	, 2006

(SIGNATURE OF SHAREHOLDER)

(SIGNATURE IF HELD JOINTLY)
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/crr Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at www.carboceramics.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CARBO CERAMICS INC.
     The undersigned hereby appoints Jesse P. Orsini and Paul G. Vitek, or either one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of CARBO Ceramics Inc., held of record by the undersigned on February 15, 2006, at the Annual Meeting of Shareholders to be held on April 18, 2006, or any adjournment or continuation thereof.
(PLEASE SEE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲